EXHIBIT 10.20

AGREEMENT I.D. #

CUSTOMER #

DATA PROCESSING SERVICES AGREEMENT

THIS AGREEMENT is entered into by and between BANKLINE NEW ENGLAND, INC., 8 Landing Lane, Hopedale, Massachusetts, 07147 and FIRST ESSEX BANK, 296 Essex Street, P.O. Box 1000, Lawrence, MA 01842–2489 as follows:

1.               Bankline New England, Inc. (hereafter referred to as “BANKLINE”), agrees to furnish to FIRST ESSEX BANK (hereinafter referred to as “Customer”), the services and products as described in the schedule attached hereto and incorporated herein.

Vc	Check and Statement Imaging
Z	- Modifications and Addenda to Agreement
- Implementation
- Out-of-Balance Situations
- Disaster Recovery
- Insurance
- Bank Acquisitions
- Year 2000 compliance
- Early Termination
- Performance Standards
- Conversion Costs
- Default and Remedies Upon Default
- Arbitration
- Other Addenda
ZZ	Processing Schedule

[***] = Omitted information is filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

CUSTOMER AGREEMENT

THIS AGREEMENT made on this 26th day of August, 1997, by and between BANKLINE NEW ENGLAND, INC., doing business as (“Bankline”) and FIRST ESSEX BANK (“Customer”).

WHEREAS, Customer desires to retain the data processing services of Bankline and Bankline is willing to provide data processing services to Customer on certain terms and conditions.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.               Services. Bankline shall: provide Customer at Bankline’s place or places of business and at Customer’s place or places of business, as set forth below, all services as set forth in the attached Schedules, incorporated herein by reference (the “Services”); train the Customer and its employees in the use and interpretation of all input, output and reports produced by Bankline for Customer’s use; furnish to Customer special reports and other additional services upon such terms, at such times and for such fees as shall from time to time hereafter be agreed upon by Bankline and Customer; and provide at Customer’s expense, such information concerning the services rendered under this Agreement as Customer’s auditors may request upon the Customer’s written authorization.

2.               Term. The initial term of this Agreement shall be for a period of thirty–six (36) months and shall commence on November 1, 1997. Thereafter, this Agreement shall be automatically extended for a period of twelve (12) months at the then current fees unless either party notifies the other party in writing at least six (6) months prior to the end of the initial term or any extension thereof.

3.               Fees.

a.               Customer hereby agrees to pay Bankline the fees and charges set forth in the attached Schedules, incorporated herein by reference. Full payment shall be due within ten (10) days of the date of the invoice provided to the Customer. In addition, the parties hereto agree that with 60 days notice, Bankline may, at the expiration of this contract, modify the fees and charges set forth in the schedule.

b.              At each anniversary of this contract a price adjustment will be made on the charges set forth in the schedules, based on the “Wholesale Price Index”. The change will not exceed [***] of the previous year’s charges.

c.               In addition to the fees set forth in paragraph 3a above, Customer hereby agrees to reimburse Bankline for any special or unusual expense incurred by Bankline at Customer’s request, including services relating to Customer’s audit requirements.

d.              In the event that Customer fails to pay any or all amounts due Bankline within thirty (30) days of the date of an invoice, Customer agrees to pay Bankline monthly interest at the rate equal to the lesser of one and three quarters percent (1 ¾ %) or the highest rate permitted by applicable law, on all amounts outstanding, together with reasonable attorney’s fees and costs incurred in the collection thereof.

e.               In the event that Bankline so requests in writing, Customer agrees to post a security deposit in an amount equal to one (1) month’s processing fee as estimated by Bankline.

4.     Duties and Representations of Customer.

a.               Customer shall furnish data to Bankline in a form acceptable to Bankline at the time provided in the attached Schedules.

b.              Customer shall extend the time requirements to allow for any rescheduling of Customer’s work caused by Customer’s failure to furnish its data in accordance with the attached Schedules, or on incomplete or incorrect forms, and to pay all expenses of such rescheduling.

c.               Customer shall reject in writing any incorrect report within three (3) business days after receipt of same and that failure to so reject shall constitute Customer’s acceptance of the report.

d.              Customer shall pay Bankline for any tax, except income, real estate or occupation tax, which shall, at any time, become payable in respect of this Agreement or for the Services provided hereunder.

e.               Customer shall permit Bankline to retain Customer’s data except as otherwise provided herein, whenever Customer is in default with regard to any payment required hereunder and Customer hereby grants Bankline a security interest in such data.

f.                 Customer shall be responsible for and safeguard documents in transit, unless otherwise provided in the attached Schedules.

g.              Customer hereby indemnifies and holds Bankline harmless from liability, and shall not seek to hold Bankline responsible for delay in providing or failing to provide Services if due to causes or conditions beyond Bankline’s reasonable control, or for any inaccuracy, inadequacy, or omission in any data, information or instructions furnished by the Customer.

h.              Customer hereby indemnifies and holds Bankline harmless from any and all liability, including reasonable attorney’s fees arising from a claim asserted with respect to this Agreement or the Services provided hereunder, by any employee of Customer or any other third party, none of whom shall have any rights or claims against Bankline by virtue of this Agreement.

i.                  Customer agrees that in the event this Agreement is terminated early by either party for any reason, Customer shall purchase at cost from Bankline all Customer forms custom made for the Customer in the Bankline inventory, at the time of early termination.

j.                  Customer warrants and represents that it will be free, as of the date of the execution of this Agreement, of any contractual obligation that would prevent the Customer from entering into this Agreement, and that Bankline’s offer to provide such services in no way caused or induced the Customer to breach any contractual obligation.

k.               Customer shall conduct a regular review of system access by its employees, review of authorized users and notify Bankline in writing, of any errors, breaches of security or unauthorized access to the system on a timely basis.

l.                  Bankline shall permit Customer’s duly authorized representative to examine procedures, internal controls and accounting related functions as they apply to services provided by Bankline to Customer under this agreement. Properly executed written authorization shall be submitted to Bankline by Customer.

m.            Customer shall be responsible for confirmation that adequate coverage is in place to protect Customer and Bankline from Customer’s employee dishonesty while processing Customer’s data. Customer shall furnish proof of such coverage upon signing of this agreement.

n.              Customer agrees that in the event Customer requests programming changes to the system for Customer’s specific benefit, Customer shall submit such request in writing, defining such changes requested and duly authorize such changes be made.

5.              Warranties of Bankline.  Bankline hereby warrants and represents that it will exercise ordinary care in processing the Customer’s work and that it will hold in confidence all information relating to the assets, liabilities, business and affairs of the Customer received by Bankline in rendering the Services under this Agreement, except to the extent that disclosure is authorized by the Customer or compelled by governmental regulation or legal process.

6.              Limitation of Liability.  Bankline’s liability hereunder for damages, regardless of the form of action, shall not exceed the total amount paid for Services for one month under attached Schedules or in the authorization for the particular service if not pursuant to a schedule. This shall be Customer’s exclusive remedy. Furthermore, Bankline shall not be liable for any lost profits, consequential damages or for any claim or demand asserted against Customer by any other party. No action, regardless of form, arising out of the services under this Agreement, may be brought by either party more than two years after the cause of action has accrued, except that an action for nonpayment must be brought within one year of the date of last payment.  There are no warranties other than those described in this Agreement.

7.              Miscellaneous.

a.               All specifications, tapes, programs, concepts, expertise and procedures developed or utilized by Bankline for Customer, except as provided by Customer, are and remain the sole property of Bankline unless otherwise specifically provided herein.

b.              All master files shall remain the property of Customer unless provided otherwise in the attached Schedules. Master files will be provided at Bankline’s then current standard rate to the Customer in such machine–readable form as Bankline produces in its ordinary course of business, if requested by the Customer in the event of termination.

c.               This Agreement, together with all appendices or other attachments referenced herein, constitutes the entire agreement between the parties hereto and supersedes all proposals, oral and written, between the parties on this subject.

d.              This Agreement shall be governed by the laws of the State of Massachusetts as set forth herein.

e.               Any invalidity, in whole or in part, of any provision of this Agreement shall not affect the validity of any other of its provisions.

f.                 Any notice or other communication hereunder shall be in writing.

g.              No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented.

h.              The Data Processing Services Agreement and Schedules attached are part of this Customer Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement executed and each warrants and represents that the person whose signature appears below has been and is on the date of this Agreement duly authorized by necessary and appropriate corporate action to execute this Agreement.

BANKLINE NEW ENGLAND, INC.		FIRST ESSEX BANK

By:	/s/ CHARLES E. WYMAN	By:	/s/ WAYNE C. GOLON

It’s	President	It’s	Exec Vice Pres
8/26/97

SCHEDULE Vc

APPLICATION:                       Check and Statement Imaging with Back Office Services

Back Office with Imaging includes all of the regular back office functions performed in an imaging environment.  Items are digitally imaged and archived on laser platters rather than microfilmed. Transit items are power encoded by the imaging reader–sorter, and on–us over the counter items are not encoded.

Statements are laser printed along with laser printed pages of the imaged checks. The number of checks on each page is controllable by account. The date of presentment, check number and amount of check will be printed under each check image. Exception item notices contain images of the items which are exceptions

Statements for customers that do not elect to have image statements will receive the items with the statements. Imaged checks pages will not be produced for these customers.

Checks are retained for thirty (30) days after statement cycle by Bankline and then returned to Customer in bulk. Research is conducted from the digital images by electronic search and select rather than by visually scanning microfilm or fiche. Customer PC’s may be connected to the Bankline network for electronic search and retrieval.

Bankline will provide Customer with a Summary of Function document which will generally outline service and procedures performed by Bankline. The Summary of Functions may be modified or updated by Bankline from time to time as circumstances warrant.

Bankline will provide Customer with “Written Performance Standards” which Bankline will strive to maintain.

All of the itemized services set forth in the Summary of Function are included in a flat charge of [***] per item handled.

Fine sorting of checks to be returned with statements will be charged at the rate of [***] per item. When Customer introduces an image statement product with a marketing plan to gain wide acceptance, the exception statements (statements with checks) will be processed without a fine sort charge.

Customer is responsible for postage charges at prevailing rates and will maintain an appropriate pre–paid escrow with Bankline for postage. Bankline will strive to maintain the most cost effective postal rates. Third party postal services may be utilized to achieve this, and such services will be passed through to Customer.

Stock forms are included in the pricing.

Customer will provide cut-form statements, forms, notices, letterhead, and paper used for laser printing.

SCHEDULE Z

MODIFICATIONS TO “DATA PROCESSING SERVICE AGREEMENT” AND “CUSTOMER AGREEMENTS”

1.               All references to “data processing services” shall mean “image/item processing services.”

2.               Paragraph 3b shall not apply to the Agreement, i.e., a price index adjustment will not be applied to the prices during the Agreement term.

3.               Insert in paragraph 3a in the second sentence after the word date, “of receipt”

4.               Add to the end of the 2nd sentence of paragraph 3a after the word Customer “excluding any disputed amounts related to charges not included in the “fixed or pass through charges”.

5.               The last line of Section 4b is changed to read “… and to pay all out of pocket expenses reasonably incurred as a direct result of such rescheduling.

6.               Paragraph 4c shall be amended by adding the following sentence. The customer has five (5) days after an error is discovered or should have been discovered to notify Bankline in writing the description of the error and the requested correction procedure. Bankline has three (3) days to reply to the Customer with its proposed remedy and if agreed upon proceed to correct the error. In the event the error is caused by the Customer, Bankline will advise the Customer of the cost of correction and the Customer will notify Bankline its decision to authorize Bankline to perform the corrective procedures under the terms and conditions provided to Customer by Bankline. Bankline will at all times proceed without delay to assist Customer in reducing the impact to it’s Customer.

7.               Paragraph 4d is deleted and replaced with the following: Customer agrees to pay its pro–rata portion to Bankline for any manufacturers, sales, use, excise, or any other tax levied or assessed by any other governmental authority upon or as a result of the execution or performance of any service pursuant to this Agreement or materials furnished with respect to the Agreement, except those taxes based on or assessed on Bankline capital or similar base, employment taxes, real estate taxes on property owned or leased by Bankline, or personal property taxes owed by Bankline. In the event taxes paid by the Customer are later rebated or refunded such rebates or refunds will be returned to Customer.

8.               Delete Section 4e and replace with: Bankline may retain Customer files in the event of deconversion until all amounts due Bankline are paid, including good faith estimated deconversion fees, such fees to be adjusted to actual after completion of deconversion.

9.               Add to paragraph 4g. Nothing herein shall relieve Bankline of its responsibility to implement it’s disaster recovery procedures.

10.         Paragraph 4m. The following paragraph is added: “Bankline shall be responsible for confirmation that adequate coverage is in place to protect Customer and Bankline from Bankline’s employee dishonesty while processing Customer’s data, Bankline shall furnish proof of such coverage upon signing of this Agreement.

11.         Add to end of 5. Warranty. “Bankline warrants that the Services provided will conform to those set forth in the Summary of Function document.

12.         Delete paragraph 6 and replace with the following:
Limitation or Liability. Bankline’s liability under this Agreement for monetary damages resulting from claims made by Customer or any third party arising from or related to the services provided under this Agreement shall be limited to the amount of actual damages incurred by Customer or the amounts paid by Customer during the [***] period immediately preceding the event in which liability accrued, whichever is less. Additionally, Bankline shall be responsible for costs and expenses, incurred by Customer hereunder. No action arising out of the services of this Agreement may be brought by either party more than one (1) year after the cause of action has accrued. This paragraph shall not apply to equitable actions to enforce the provisions of this Agreement.

13.         Add to paragraph 7 (b) files will be made available to Customer at any time upon request of Customer, and at Bankline’s then current rates (in addition to at termination).

IMPLEMENTATION

Bankline will service the Customer from its Billerica Operations Center.

Customer will be furnished a detailed conversion plan. The customer will provide a coordinator to provide communication between Bankline and Customer to insure all participants are informed and achieve timely results for a quality implementation of the Bankline products.

Not withstanding Paragraph 4j of the Agreement, Conversion of the POD work will be scheduled for no later than November 1997. Inclearing, statement rendering and related services will be converted at a date later to be established and agreed to by Bankline and the Customer. In no event will the latter conversion be later than June 1998.

OUT-OF-BALANCE SITUATIONS

In the event of any out-of-balance conditions among Bankline, Customer, the Federal Reserve or other clearing agency, provided Bankline is informed of such situations in a timely manner, Bankline will use all reasonable efforts to compare and reconcile such condition. Customer agrees, at Bankline request to provide all commercially reasonable assistance to and in such comparison and reconciliation process.

DISASTER RECOVERY

Bankline shall have a written Disaster Recovery Plan prior to conversion establishing emergency procedures for the utilization of an off premise backup facility. Bankline agrees that this Plan and the operation of the backup facility will be tested at least annually and the results of such testing will be made available to the Customer at no charge. The Disaster Recovery Plan and related manuals and procedures will be made available to Customer, Bank Auditors and Regulatory Examiners for review as requested from time to time.

INSURANCE

Bankline shall maintain, during the term of this Agreement, for its own benefit insurance coverage for loss from fire, disaster or other causes contributing to interruption of the Services, and for Errors and Omissions, Fidelity Bonds and Business Interruption coverage in amounts customary and standard in the data processing industry or as required by regulatory authorities. On request, Bankline will furnish a Certificate of Insurance to Customer.

CUSTOMER ACQUISITIONS

In the event the Customer aquires accounts through the acquisition of another institution or of branches of another institution, Bankline will convert such accounts to the Customer’s SOLV Image system without cost.

YEAR 2000 COMPLIANCE

Bankline certifies that all hardware and software utilized in the providing of services to the Customer are currently year 2000 compliant

EARLY TERMINATION

Customer shall also have the right to terminate, at any time after 24 months of the start of services provided Customer gives Bankline at least 180 days written notice. Any termination of this agreement in accordance with this paragraph shall be effective provided Customer pay Bankline for all services in accordance with this agreement through the effective date of termination (i.e., at least 180 days after the date of written notice, including all pass–through charges). Additionally Customer shall pay Bankline an amount equal to [***] of the average charges over the last [***] of services times the number of months left in the contract after the termination date.

PERFORMANCE STANDARDS

The “Written Performance Standards” document attached to this contract shall become a part of it.

CONVERSION COSTS

The conversion of the Customers work will occur in two steps: 1.) the POD work presently processed by Fleet, and 2.) the work presently processed by Quest Point, i.e., inclearing, statement rendering, and related services.

The sequence and exact timing of these conversions will be determined jointly by Customer and Bankline.

Programming expenses related to both steps will be billed to the Customer at a rate of [***]. A cap of [***] for each step will prevail. The first conversion fee will be billed at contract time. The second will be billed at the time a firm conversion date from Quest Point can be established.

There arc no additional conversion costs.

DEFAULT AND REMEDIES UPON DEFAULT

Any of the following events will constitute an “Event of Default” under the Agreement: (1) non–payment of any amounts due hereunder to Bankline by Customer; (2) non–performance of any of Customer’s or Bankline’s other material obligations hereunder; (3) if any representation or warranty of Customer or Bankline is materially breached; (4) if Customer or Bankline files a petition for bankruptcy or becomes the subject of an involuntary bankruptcy petition which is not vacated within thirty (30) days of filing, or becomes insolvent; or (5) if any substantial part of Customer’s or Banklines’ property becomes subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency.

Upon occurrence of an Event of Default under the Agreement, the non–defaulting party may, at its option, terminate the Agreement provided at least (60) days (or longer period as may be required by the applicable regulatory authorities) prior written notice has been given to the other and such default has not been cured within such period. Upon such termination by Bankline, Bankline may declare all amounts due and to become due hereunder immediately due and payable. The remedies contained in this paragraph are cumulative and in additional to all other rights and remedies available to the parties under this Agreement or by operation of law or otherwise.

ARBITRATION

Bankline and Customer agree that all disputes arising out of, in connection with or relating to this Agreement shall be submitted to final and binding arbitration pursuant to the United States Arbitration Act and the rules of the American Arbitration Association then in effect. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Arbitrations conducted in accordance with this Paragraph shall be conducted by a single arbitrator selected by the parties from (1) a list of (3) knowledgeable individuals eligible to serve as arbitrator for the dispute submitted by the person filing a demand for arbitration, or (2) if the other party so requests, a master list composed of the potential arbitrators suggested by the party demanding arbitration and a list of (3) knowledgeable individuals eligible to serve as arbitrator submitted by the other party. Each party shall be entitled to be represented by counsel in the arbitration. Bankline and Customer agree that based upon a final decision of the arbitrator, the prevailing party can seek reimbursement for its costs and reasonable attorneys’ fees in connection with any claim brought hereunder. Except as otherwise agreed by Bankline and Customer, the provisions of this Agreement shall remain in full force and effect pending resolution of any dispute pursuant to arbitration.

OTHER ADDENDA

1.               The Customer will be responsible for paying Bankline or other vendor for the communication network and equipment necessary to utilize the image/item processing services outlined.

2.               Bankline will use its best efforts to accommodate the Customer’s requests for changes in hours of service.

3.               Bankline represents to the best of its knowledge that the systems to be provided to its Customers are in compliance with the regulatory authorities. Bankline will maintain the systems used to provide the Services to be in compliance with regulatory authorities as long as it is commercially reasonable to do so. If it is determined not to be commercially reasonable to change the systems to be in compliance, Bankline will use its best efforts to assist Customer to be in compliance.

4.               Bankline will not assign this agreement to a third party during the term of this agreement with out the written consent of Customer, whose consent will not be unreasonably withheld.

5.               Bankline will provide notification to the Customer of the availability of its audited financial statement and provide it to the Customer if requested in writing.

6.               Bankline will insure the equipment purchased by the Customer from Bankline will be useable during the life of the initial term of this agreement. In the event there is a requirement for the Customer to change out equipment bought from Bankline because of Bankline system modifications, Bankline will trade in at the then book value.

7.               Bankline has the right to provide Services hereunder, using all computer software required for that purpose. Bankline will indemnify, defend and hold the Customer harmless against any and all claims that the Bankline proprietary software used to provide Services or the Services infringe a US patent or copyright, and Bankline will pay resulting costs, damages and attorney fees awarded. If such claim has occurred, or in Bankline’s opinion is likely to occur, Bankline will either procure for the Customer right to continue receiving the Services using the software or replace or modify the software so that it becomes non–infringing.

8.               All Customer data bases, files and information provided for use with the Services are and remain confidential property of the Customer. Bankline will advise its employees having access to these files and information to keep them confidential using the same degree of care and discretion as Bankline uses for its own confidential property and trade secrets.

9.               Bankline will retain copies of Customer files necessary to permit reconstruction of files and data bases in the event the current files are unusable. The retention periods will be in accordance with guidelines established or recommended by appropriate regulatory authorities, or in the absence thereof with commercially reasonable practices. Bankline will furnish Customer with a copy of its file retention schedules on request.

10.         Bankline agrees that it will engage an independent auditor to perform a third party review of the controls incorporated into the systems used to provide the Services, and of the internal controls used by the Bankline Data Center for operation of the related computer systems, and of the adequacy of the controls related to development and implementation of changes, revisions, and enhancements to the systems used to provide the Services. Third party reviews will be performed at internals of no longer than eighteen (18) months. A copy of the resulting Third Party Report will be provided to Customer, and Bankline will promptly address and correct any material recommendations, discrepancies and deficiencies as deemed necessary and appropriate by Bankline management.

11.         The failure by Customer to insist on strict performance of any provision of this Agreement shall not constitute a waiver of Customers rights hereunder, or a waiver of any other provision or subsequent default by Bankline in the performance or compliance with any terms or conditions of this Agreement.

SCHEDULE ZZ

PROCESSING SCHEDULE:

Input Schedule:	All application items must be delivered to the Bankline Processing Center by 7:00 p.m. each processing day.

Automated qualified return file shall be received by 2:00 p.m.

In-coming cash letter data will normally be transmitted to Customer or its agent before noon.

Output Schedule:	Outgoing Cash Letter will be delivered to Customers local agent on or before midnight.

FORMS EXPENSE:	Customer will provide Bankline with appropriate cut-form statements.

Any forms or rubber stamps that require specific identifying information will be Customer’s responsibility.

Customer will also be responsible for providing Bankline with statement envelopes (self-sealing) and General Ledger debits and credits.

Bankline will provide batch headers, batch separators, and document carriers for qualified returns.

NOTES:

1.     The charge for statement inserts may vary based on the size of the insert, number and design of folds and any special instructions involved. The Customer will be responsible for delivery of all inserts to Bankline.

2.     Customer will be responsible for preparing proof work for courier pickup, processing items that are returned to them from Bankline, clearing out the General Ledger Proof Corrections account, and providing Bankline with all necessary information or supplies that may be needed to insure proper encoding, balancing, or remittance of items.

3. Customer will notify Bankline of all decisions concerning Unposted items as early as possible to allow for subsequent processing.

4.     Customer will be responsible for making any customer or FED adjustments. Bankline will provide copies of all pertinent information required to make such adjustments. Bankline will not have any direct contact with the Customers, the Federal Reserve Bank or any other entity on the Customers behalf.

5. Bankline will provide audit trail of all balancing procedures.

WRITTEN PERFORMANCE STANDARDS
Reference Schedule Z

While it is desirable to perform all services at 100% accuracy, Bankline New England recognizes that various functions are performed by individuals and therefore subject to some level of deviation. Allowing for human factor and striving to ensure a high standard of customer service, the following standards are hereby established. These standards may be changed from time to time by mutual consent depending on circumstances.

1)     PROOF OF DEPOSIT ENCODING:

No more than [***] deposits will be acceptable. To ensure compliance, the number of DDA deposits and savings deposits will be tallied daily from the volume report by the person responsible for balancing the bank and the monthly total given to the Banking Operations Supervisor. Errors reported to the Bankline Operations Supervisor will be tallied by this supervisor, compared with the total deposits, and reported to the Operations Officer monthly.

2)     ELECTRONIC ENTRY PROCESSING:

No more than [***] deposits will be acceptable. To ensure compliance, the number of DDA deposits and savings deposits will be tallied daily from the volume report by the person responsible for balancing the bank and the monthly total given to the Banking Operations Supervisor. Errors reported to the Bankline Operations Supervisor will be tallied by this supervisor, compared with the total deposits, and reported to the Operations Officer monthly.

3)     PREPARATION OF STATEMENTS:

All DDA image statements will be prepared and ready for disposition no later than the second business day following the cut–off date and the receipt of all enclosures. All DDA non–image statements will be prepared and ready for disposition no later than the third business day following the cut–off date and the receipt of all enclosures. All savings statements (without enclosures) will be prepared and ready for disposition no later than the third business day following the cut–off date.

4)     INSERTION OF ITEMS IN STATEMENTS:

No more than [***] statements will be acceptable. Compliance procedures will be established and put in place to provide tracking information. This information will be obtained by the person responsible for balancing the bank and the monthly total given to the Banking Operations Supervisor. Errors reported to the Banking Operations Supervisor will be tallied by this supervisor, compared with the total statements, and reported to the Operations Officer monthly.

5)     MAILING OF STATEMENTS:

No more than [***] statements will be acceptable. Compliance procedures will be established and put in place to provide tracking information. This information will be obtained by the person responsible for balancing the bank and the monthly total given to the Banking Operations Supervisor. Errors reported to the Banking Operations Supervisor will be tallied by this supervisor, compared with the total statements, and reported to the Operations Officer monthly.

6)     RETURN/EXCEPTION ITEMS:

No more than [***] return/exception items will be acceptable. To ensure compliance, the number of return/exception items will be tallied daily from the on–line exception item screen by the person responsible for processing these items and the monthly total given to the Banking Operations Supervisor. Errors reported to the Banking Operations Supervisor will be tallied by this supervisor, compared with the total items, and reported to the Operations Officer monthly.

7)     CHARGE BACK ITEMS.

No more than [***] charge back items will be acceptable. To ensure compliance, the number of charge back items will be tallied daily from the Federal Return Item Report by the person responsible for processing these items and the monthly total given to the Banking Operations Supervisor. Errors reported to the Banking Operations Supervisor will be tallied by this supervisor, compared with the total items, and reported to the Operations Officer monthly.

8)     SIGNATURE VERIFICATIONS:

No more than [***] accounts verified will be acceptable. Large items (amount needed to qualify as a large item will be determined by the bank and Bankline New England jointly) and items having special signature instructions will be verified. To ensure compliance, the number of verified accounts will be tallied daily from the Federal Return Item Report by the person responsible for the verification function and the monthly total given to the Banking Operations Supervisor. Errors reported to the Banking Operations Supervisor will be tallied by this supervisor, compared with the total items, and reported to the Operations Officer monthly. The bank must provide the signature information for this function to be performed. Bankline acts as an agent and as such “stands in” for the bank. Bankline has no liability except for gross negligence on signature verification.

9)     SYSTEM AVAILABILITY

The system will be available for item research to the Customer at least [***] of scheduled on line hours during a calendar month.

10)   RESEARCH REQUESTS

Research requests will be responded to within [***] business days for [***] of the requests, and within [***] business days for [***] of requests measured over a calendar month.

11)   OTHER

Bankline and the Bank may mutually define and establish certain special instructions for processing the Bank’s work. Such instructions will be incorporated into the ‘Written Performance Standards”.

Bankline will furnish Customer with monthly reports of performance achieved for each of these Performance Standards. In the event the standards are not met, Bankline will have sixty (60) days to achieve the standard. If the standard is not achieved within a sixty day period, or if during a twelve month period the Customer has notified Bankline of three or more separate events of non–performance, the Customer may terminate the agreement without penalty or buyout charges. Failure by the Customer to exercise its right to termination under this section will not be considered as a waiver of any right accruing under this section, nor affect any subsequent breach.

ADDENDUM to DATA PROCESSING SERVICES AGREEMENT

This Addendum to the DATA PROCESSING SERVICES AGREEMENT signed August 26, 1997 by FIRST ESSEX BANK (BANK) and BANKLINE NEW ENGLAND, INC. (n/k/a SLMsoft.com, Inc.) (SLM) amends the Agreement as follows:

It is agreed that the DATA PROCESSING SERVICES AGREEMENT (the “Agreement”) signed on August 26, 1997 is extended for an additional three year term which will expire on October 31, 2003.

It is agreed that the attached SCHEDULE Va will be incorporated as a part of the Agreement, and that the pricing contained in Schedule Va will be effective on November 1, 2000. It is further agreed that pricing may be adjusted annually by SLM, with price increases not to exceed the Wall Street Consumer Price Index (CPI–U) for the Metro–Boston area.

It is agreed that the attached Written Performance Standards (Revised November 1, 2000) will replace the original Written Performance Standards contained in the original Agreement, and that the provisions of the Written Performance Standards (Revised November 1, 2000) will become effective on November 1, 2000.

It is agreed that SCHEDULE ZZ – Input Schedule will be amended to read: All application items must be delivered to the (SLM) Bankline Processing Center by 6:00 p.m. each processing day.

SLM shall continue to process the Bank’s work at the present Chelmsford Data Center or at some other location within 10 miles of the Bank’s Cross Point site. Should SLM move to a facility outside this limit, the Bank may terminate the Agreement without penalty or liquidated damages.

In the event SLM’s financial condition negatively impacts the performance of the services provided in the Agreement, the Bank may terminate the Agreement without penalty or liquidated damages.

SLM will provide Bank with the capability to allow its internet banking customers to inquire and down–load their check images which have been captured during the previous forty–five (45) business days and retained on the SLM RAID storage devices. SLM agrees to provide this service within ninety (90) days after the Bank agrees to accept the service. In the event there is any delay beyond ninety days in delivering this product that is caused by SLM, SLM will provide the Bank with a credit of [***] per month until the product is delivered. The cost of the service, including one time costs, monthly base fees, certification fees, and per transaction fees will be negotiated separately from this Agreement, but will be no greater than [***] one–time set up, plus [***] certification fee, plus [***] per month base fee, plus [***] per transaction fee.

SLM will provide Bank with the capability to allow its internet banking customers to receive their current statements with images from the SLM system. SLM agrees to provide this service within ninety (90) days after the Bank agrees to accept the service. The cost of the service, including one time set up costs and transaction costs will be negotiated separately from this Agreement, but will be no greater than [***] one–time set up, plus [***] per statement transaction fee.

IN WITNESS WHEREOF, the parties have caused this ADDENDUM to be executed and each warrants and represents that the person whose signature appears below has been and is on the date of this Agreement duly authorized by necessary and appropriate corporate action to execute this Agreement.

SLMsoft.com, Inc.		FIRST ESSEX BANK

By:	/s/ CHARLES E. WYMAN	By:	/s/ WAYNE C. GOLON, Exec V.P.

Date:	10/2/00	Date:	9/29/00

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SCHEDULE Va

APPLICATION:                                   Check and Statement Imaging

Back office with Imaging includes all of the regular back office functions performed in an imaging environment. Items are digitally imaged and archived on RAID storage media or laser platters

Image Pricing

Image capture all items, including POD, Transit, On-Us and Inclearings	[***]

Statement Rendering (Checking - Imaged)	[***]

Statement Rendering (Checking - Non Imaged) Fine Sort (per check)	[***]

Statement Rendering (Savings/IRA)	[***]

Statement Printing (Checking - Imaged)	[***]

Statement Printing (Checking-Non Imaged) (per page)	[***]

Statement printing (Savings) (per page)	[***]

Statement Inserts (per insert)	[***]

Research (Imaged) (via Intracheck)	[***]

Research (Non image or Off-line)
Per check copy	[***]
Per labor hour	[***]

Programming Services (per hour)	[***]
(NOTE: 4 hour minimum)

IntraCheck Monthly Fee (unlimited workstations)	[***]

Image storage on RAID beyond 45 business days (per image)	[***]

WRITTEN PERFORMANCE STANDARDS

(REVISED NOVEMBER 1, 2000)

While it is desirable to perform all services at 100% accuracy, SLMsoft.com recognizes that various functions are performed by individuals and therefore subject to some level of deviation. Allowing for human factor and striving to ensure a high standard of customer service, the following standards are hereby established. These standards may be changed from time to time by mutual consent.

1)     TRANSIT ITEM ENCODING

No more than [***] daily transit items will be acceptable. To ensure compliance, the number of transit items will be tallied daily from the volume report by the person responsible from SLMsoft.com for balancing the bank, and the monthly total given to the SLM Operations Manager. The Bank will provide an Invalid Item Report daily to the SLM manager for internal error tracking and review. The SLM Manager will Use the Invalid Item Report along with other internal tools to compare against the volume report and to identify, manage and track operator errors. From time to time or when requested by the Bank, SLM will be required to provide the Bank with this information to ensure that these standards are being met.

2)     ELECTRONIC OVER THE COUNTER AND INCLEARING ITEM ENTRY PROCESSING

No more than [***] over the counter/inclearing items will be acceptable. To ensure compliance, the number of over the counter/inclearing items will be tallied daily from the volume report by the person responsible from SLMsoft.com for balancing the bank, and the monthly total given to the SLM Operations Manager. The Bank will provide an Invalid Item Report daily to the SLM manager for internal error tracking and review. The SLM Manager will use the Invalid Item Report along with the daily adjustments and other internal tools to compare against the volume report and to identify, manage and track operator errors. From time to time or when requested by the Bank, SLM will be required to provide the Bank with this information to ensure that these standards are being met.

3)     STATEMENT PREPARATION, TIMING AND QUALITY

No more than [***] statements will be acceptable. All errors discovered by the Bank or its customers will be reported as they occur to the SLM Operations Manager for research. All errors discovered by SLM will be reported as they occur to the SLM Operations Manager for research and further communicated to the designated Bank representative. A tracking report will be created for each statement cycle and forwarded to the designated Bank representative for review. Saturday, Sunday and bank holidays are not considered business days; however, SLM will use its “Best Efforts” to begin the rendering process on non–business days whenever possible.

DDA Image Statements - All DDA image statements will be printed, folded, stuffed, postmarked and delivered to the Post Office no later than the third business day following the receipt of the statement print and enclosure files. Refer to the table below.

DDA Non–Image Statements - All DDA non–image statements will be printed, folded, stuffed, postmarked and delivered to the Post Office no later than the fourth business day following the receipt of the statement print and enclosure files. Refer to the table below.

Savings Statements – All savings statements (without enclosures) will be printed, folded, stuffed, postmarked and delivered to the Post Office no later than the fourth business day following the cycle cut–off date. Refer to the table below.

Statement Exceptions – All statements that require special handling due to error or other circumstances will be printed, folded, stuffed, postmarked and delivered to the Post Office no later than the fifth business day following the receipt of the statement print and enclosure files. Refer to the table below.

Counter	Description	Business Days
Day X	Cycle Cut-off	Monday
Day 0	Statement Print & Enclosure File Received. Statement Rendering Begins.	Tuesday
Day 1	Statement Rendering	Wednesday; 1st business day
Day 2	Statement Rendering	Thursday; 2nd business day
Day 3	All Image DDA completed and at Post Office	Friday; 3rd business day
Day 4	All Non-Image DDA and Savings Completed and at Post Office	Monday; 4th business day
Day 5	All Statement Exceptions completed And at Post Office	Tuesday; 5th business day

This table assumes the cycle cut–off date has occurred on a Monday. This table should be used as a reference tool only. The “Counter” column logic should be applied to all statement cycles to ensure compliance.

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4)     EXCEPTION ITEM HANDLING:

No more than [***] exception items will be acceptable. Transaction errors are defined as wrong item returns, improper encoding, wrong return reason, out of balance batches, or wrong item paid. All returns must be processed timely by SLM. In order for SLM to process timely, the Bank’s IEH file must be received from BISYS by 4:00 P.M. daily.

5)     INTRACHECK AVAILABILITY

The system will be available for item research to the Bank at least [***] of the time between the hours of 8:00 A.M. and 5:00 P.M., Monday through Friday during a calendar month, holidays excluded. Should the system be unavailable for any period of time, SLM will provide the Bank, free of charge, with immediate assistance in handling daily production issues that require image copies. If the outage is a result of a Bank hardware/software issue, SLM agrees to provide system access for Bank employees at the Chelmsford site to handle daily production; however, SLM will be entitled to bill the Bank at current research rates if such assistance is provided.

6)     RESEARCH REQUESTS

Research requests will be responded to within [***] business days for [***]of the requests, and within [***] business days for [***] of requests measured over a calendar month.

7)     OTHER

SLMsoft.com and the Bank may mutually define and establish certain special instructions for processing the Bank’s work. Such instructions will be incorporated into the “Written Performance Standard”.

Upon request, data will be provided by the Bank and/or SLMsoft.com to measure against any or all of the Performance Standards. In the event that any of the standards are not met, SLMsoft.com will have thirty (30) days to achieve the standard. If the standard is not achieved within a thirty day period, or if during a nine (9) month period the Bank has notified SLM of three or more separate events of non–performance, the Bank may terminate the item processing agreement without penalty or buyout charges. Failure by the Bank to exercise its right to termination under this section will not be considered as a waiver of any right accruing under this section, nor affect any subsequent breach.

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